QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2005

American Real Estate Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9516 (Commission File Number)	13-3398766 (IRS Employer Identification No.)
100 South Bedford Road, Mt. Kisco, NY 10549 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (914) 242-7700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01    Other Events.

        On April 6, 2005, American Real Estate Partners, L.P. ("AREP") closed its previously announced acquisition of TransTexas Gas Corporation for $180 million in cash. TransTexas is considered an entity under common control. As a result, AREP is providing supplemental consolidated financial statements to include TransTexas' financial results since August 28, 2003, the period of common control.

        Accordingly, we are providing the following to reflect the restatement: Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations, Financial Statements and Exhibits, for the periods indicated.

Section 9—Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description
99.1	Selected Financial Data.
99.2	Management's Discussion and Analysis of Supplemental Financial Condition and Results of Operations.
99.3	Supplemental Consolidated Financial Statements.

2

Exhibit Index

Exhibit No.	Description
99.1	Selected Financial Data.
99.2	Management's Discussion and Analysis of Supplemental Financial Condition and Results of Operations.
99.3	Supplemental Consolidated Financial Statements.

[remainder of page intentionally left blank; signature page follows]

3

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P.
By:	American Property Investors, Inc. General Partner
	By:	/s/ JOHN P. SALDARELLI John P. Saldarelli Vice President, Chief Financial Officer, Secretary and Treasurer

Date: May 9, 2005

4

QuickLinks

  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
Exhibit Index
SIGNATURES